SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 16, 2011

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 E. St. Andrew Place

Santa Ana, CA 92705

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2011, Ingram Micro Inc. (the “Company”) and Ingram Funding Inc., a wholly-owned subsidiary of the Company, entered into Amendment No. 2 (the “Amendment”) to the Receivables Purchase Agreement dated April 26, 2010. The Amendment provides for non-pro rata funding of purchases under the Receivables Purchase Agreement during the period beginning December 16, 2011 through March 31, 2012 or such longer period as agreed by the parties thereto. In addition, the Amendment revises the definition of “Credit Agreement” to refer to the Credit Agreement entered into on September 28, 2011 among the Company, Ingram Micro Coordination Center BVBA, certain financial institutions, Bank of America, N.A., BNP Paribas, The Royal Bank of Scotland plc and Union Bank, N.A., as the Co-Syndication Agents for the Lenders, and The Bank of Nova Scotia, as the Administrative Agent for the Lenders, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 29, 2011, thereby conforming certain financial covenants to the terms of that agreement. The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and by reference to the Receivables Purchase Agreement and Omnibus Amendment No. 1 to the Receivables Purchase Agreement and Receivables Sale Agreement, which were filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 28 2010 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 2, 2011, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Receivables Purchase Agreement among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas, dated December 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd
Name:	Larry C. Boyd
Title:	Executive Vice President, Secretary and General Counsel

Date:    December 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Receivables Purchase Agreement among Ingram Micro Inc., Ingram Funding Inc., the various Purchaser Groups from time to time party thereto and BNP Paribas, dated December 16, 2011